EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT ("Agreement") made as of the 22nd day of April, 1997, by and between ICG Communications, Inc., ("Employer" or the "Company") and Don Teague, ("Employee").

                                 R E C I T A L S
          WHEREAS, Employer desires to hire and employ Employee as Executive Vice President, General Counsel and Secretary of Employer, and/or Employer's affiliate and/or subsidiary corporation as Employer may from time-to-time decide, as provided herein; and

          WHEREAS, Employee desires to be employed by Employer as provided herein.

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
     agreements contained herein, the parties agree as follows:

          1. Employment. The Company agrees to employ Employee and Employee hereby agrees to be employed by the Company and/or such of its subsidiary and affiliate corporations as determined by the Company, on a full-time basis, for the period and upon the terms and conditions hereinafter set forth.

          2. Capacity and Duties. Employee shall be employed as Executive Vice President, General Counsel and Secretary of Employer. During his employment, Employee shall perform the duties and bear the responsibilities commensurate with his position and as directed by the Chief Executive Officer of the Company and shall serve the Company faithfully and to the best of his ability.

          3. Compensation and Benefits.

          3.1 The Company shall pay Employee during the Term of this Agreement an annual base salary, payable semi-monthly in arrears. The annual base salary shall initially be One Hundred Ninety-Five Thousand Dollars ($195,000.00). The base salary shall be reviewed annually and may be increased in amounts determined by the Board of Directors of the Company or the Compensation Committee of the Board.

          3.2 In addition to his base salary, the Company, during the Term of this Agreement, shall pay Employee a performance bonus for each fiscal year of the Company in an exact amount to be determined by the Board of Directors of the Company or the Compensation Committee of the Board.

          3.3 In addition to salary and bonus payments as provided above, the Company shall provide Employee during the Term of this Agreement, with the benefits of such insurance plans, hospitalization plans, stock plans, retirement plans and other employee fringe benefits
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
     (including sick leave and four (4) weeks vacation time) as shall be generally provided to senior executive officers of the Company and for which Employee may be eligible under the terms and conditions thereof.

          3.4 Throughout the Term of this Agreement, the Company shall provide Employee with a Seven Hundred ($700.00) per month car allowance.

          3.5 Throughout the Term of this Agreement, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in performance of his duties under this Agreement, upon presentation to the Company by Employee of an itemized accounting of such expenses with reasonable supporting data.

          3.6 The Company will provide to Employee from time to time stock options under the Company's Incentive Stock Option Plan. Employee will receive a grant of 50,000 stock options upon employment with an exercise price equal to the closing price of the Company's common stock on April 22, 1997 ($9 1/8 per share). Employee will receive additional grants of 40,000 stock options on or before April 22, 1998 and of not less than 10,000 stock options on or before April 22, 1999.

          3.7 The Company will pay Employee all relocation expenses associated with Employee's relocation from Houston, Texas to the Denver, Colorado metropolitan area. Such expenses, which shall be grossed up one time for taxes if applicable, shall include, without limitation, moving temporary housing, real estate commissions on the sale of Employee's current home, closing costs on the purchase of Employee's new home and any out-of-pocket tuition termination costs related to Employee's children's private school.

          4. Term. The initial term of this Agreement shall be for two (2) years, commencing on May 19, 1997 ("Term"). Upon completion of the first twelve (12) months of the Term, this Agreement will automatically renew from month-to-month such that there will always be twelve (12) months remaining in the Term, unless and until either party shall give at least thirty (30) days notice to the other of his or its intention to terminate this Agreement. The applicable provisions of Sections 3.2, 6, 7, 8, 9 and 10 shall remain in full force and effect as provided and for the time periods specified in such Sections notwithstanding the termination of this Agreement; all other obligations of either party to the other under this Agreement shall terminate at the end of the Term.

5. Termination.

          5.1 If Employee dies during the Term of this Agreement, the Company shall pay his estate the compensation that would otherwise be payable to him for the remaining term of this Agreement.

          5.2 If, during the Term of this Agreement,  Employee is prevented from
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
     performing his duties by reason of illness or incapacity for one hundred forty (140) days in any one hundred eighty (180) day period, the Company may terminate this Agreement, upon thirty (30) days prior notice thereof to Employee or his duly appointed legal representative.

          5.3 Pursuant to and subject to the provisions of Section 4 hereof, the Company may terminate this Agreement upon at least thirty (30) days prior notice to Employee upon the happening of any of the following events:

               5.3.1 The sale by the Company of substantially all of its assets to a single purchaser or associated group of purchasers who are not affiliates of the Company.

               5.3.2 The sale, exchange or other disposition in one transaction of eighty percent (80%) or more of the outstanding voting stock of the Company to or with a person, firm or corporation not then an affiliate of the Company.

               5.3.3 The merger or consolidation of the Company in a transaction not involving an affiliate of the Company in which the shareholders of the Company receive less than fifty percent (50%) of the outstanding voting stock of the new continuing corporation.

               5.3.4 A bona fide decision by the Company to terminate its business and liquidate its assets (but only if such liquidation is not part of a plan to carry on the Company's business through its shareholders).

          For the purpose of this Agreement, the term "affiliate" means a person firm or corporation that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

          5.4 Pursuant to and subject to the provisions of Section 4 hereof, the Company may terminate this Agreement at any time for gross negligence or non-performance by Employee of any material duties as an executive officer of the Company which continues thirty (30) days after Company gives Employee written notice specifying such negligence or non-performance.

          5.5 The Company may terminate this Agreement immediately upon the commission of any theft, fraud, embezzlement or similar crime involving the commission of any felony, or for a material breach of any obligation of covenant created by or under this Agreement.

          5.6 Employee may terminate this Agreement upon at least thirty (30) days prior notice to the Company upon the happening of any of the events described in subsection 5.3 above.

          5.7 If this Agreement is terminated by the Company under subsection 5.2, 5.3 or 5.4, or by Employee under subsection 5.6 above, during the Term hereof, the Company shall pay Employee a Termination Fee equal to Employee's then current monthly base salary for the
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
     number of months remaining in the Term.

6. Covenant Not to Compete.

          6.1 During the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of twelve (12) months after termination of this Agreement (or, if later, termination of Employee's employment with the Company or any of its affiliates), Employee shall not, directly or indirectly, own, manage, operate, control, be employed by, or participate in the ownership, management, operation or control of a business that is engaged in the same business as the Company within any area or at any location constituting, during the term of Employee's employment and/or at the time Employee's employment is terminated, a Relevant Area. For the purposes of this Section 6, including all subsections of this Section 6, the business in which the Company is engaged is that business commonly known as the competitive access and network services business, and which services the Company provides, whether or not the Company is authorized to provide and actually provides such services during the term of Employee's employment ("Services"). The "Relevant Area" shall be defined for the purposes of this Agreement as any area located within, or within fifty (50) miles of, the legal boundaries or limits of any city within which the Company or any parent, subsidiary or affiliate thereof is providing Services, has commenced the acquisition of any authorizations, rights of way or facilities or has commenced the construction of facilities for the purpose of providing Services, or the Company has publicly announced or privately disclosed in writing to Employee that it plans to provide Services.

          6.2 During the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of twelve (12) months after termination of this Agreement (or, if later, termination of Employee's employment with the Company or any of its affiliates), Employee shall not (i) directly or indirectly cause or attempt to cause any employee of the Company or any of its affiliates to leave the employ of the Company or any affiliate, (ii) in any way interfere with the relationship between the Company and any employee or between an affiliate and any employee of the affiliate, (iii) directly or indirectly hire any employee of the Company or any affiliate to work for any organization of which Employee is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest, or (iv) interfere or attempt to interfere with any transaction in which the Company or any of its affiliates was involved during the Term of this Agreement or Employee's employment, which ever is longer.

          6.3 Employee agrees that, because of the nature and sensitivity of the information to which he will be privy and because of the nature and national and international scope of the Company's business, the restrictions contained in this Section 6 are fair and reasonable.

7. Confidential Information.

          7.1 The relationship between the Company and Employee is one of confidence and trust. This relationship and the rights granted and duties imposed by this Section shall
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
     continue until a date ten (10) years from the date Employee's employment is terminated.

          7.2 As used in this Agreement (i) "Confidential Information" means information disclosed to or acquired by Employee about the Company's plans, products, processes and services including the Services and any Relevant Area, including information relating to research, development, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, pricing and tariffed or contractual terms, customer lists and prospect lists or other market information, with respect to any of the Company's then current business activities; and (ii) "Inventions" means any inventions, discoveries, concepts and ideas, whether patentable or not, including, without limitation, processes, methods, formulas, and techniques (as well as related improvements and knowledge) that are based on or related to Confidential Information, that pertain in any manner to the Company's then currently used technology, expertise or business and that are made or conceived by Employee, either solely or jointly with others, and while employed by the Company or within six (6) months thereafter, whether or not made or conceived during working hours or with the use of the Company's facilities, materials or personnel.

          7.3 Employee agrees that he shall at no time during the term of his employment or at any time thereafter disclose any Confidential Information or component thereof to any person, firm or corporation to any extent or for any reason or purpose or use any Confidential Information or component thereof for any purpose other than the conduct of the Company's business.

          7.4 Any Confidential Information or component thereof that is directly or indirectly originated, developed or perfected to any degree by Employee during the term of his employment by the Company shall be and remain the sole property of the Company and shall be deemed trade secrets of the Company.

          7.5 Upon termination of Employee's employment pursuant to any of the provisions herein, Employee or his legal representative shall deliver to the Company all originals and all duplicates and/or copies of all documents, records, notebooks, and similar repositories of or containing Confidential Information or subject matter then in his possession, whether prepared by him or not.

          7.6 Employee agrees that the covenants and agreements contained in this Section 7 are fair and reasonable and that no waiver or modification of this Section or any covenant or condition set forth herein shall be valid unless set forth in writing and duly executed by the parties hereto. Employee agrees to execute such separate and further confidentiality agreements embodying and enlarging upon the provisions of this Section 7 as the Company may reasonably request.

          8. Injunctive Relief. Upon a material breach or threatened material breach by Employee of any of the provisions of Sections 6 and 7 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be
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
     construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

          9. No Waiver. A waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent or other breach by Employee.

          10. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

          11. Notices. All communications, requests, consents and other notices provided for in this Agreement shall be in writing and shall be deemed given if mailed by first class mail, postage prepaid, certified or return receipt requested to the last known address of the recipient.

          12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

          13. Assignment.The Company may assign its rights and obligations under this Agreement to any affiliate of the Company or, subject to the provisions of Section 5.5, to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.

          14. Amendments. No provision of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing, signed by each party to this Agreement.

          15. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.
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
          16. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          17. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Don Teague

/s/Don Teague
--------------------------------------




ICG COMMUNICATIONS, INC.



By: /s/J. Shelby Bryan
______________________________________
         J. Shelby Bryan
Its:     President and Chief Executive Officer

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